EXHIBIT 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT is made and entered into as of this 25th day of September, 2008, by and between ENABLE HOLDINGS, INC., a Delaware corporation (“Enable”), UBID, INC., a Delaware corporation (“uBid”), DIBU TRADING CORP., a Delaware corporation (“DIBU”), Enable, and uBid and DIBU, each a Borrower are hereafter, unless referenced individually, collectively referred to as (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its WELLS FARGO BUSINESS CREDIT OPERATING DIVISION.

R E C I T A L S

A. uBid.com Holdings, Inc., a Delaware corporation (“uBid.com”), uBid, DIBU and Lender entered into a Credit and Security Agreement dated as of May 9, 2006, as so supplemented and amended (the “Credit Agreement”). Capitalized terms used in this Forbearance Agreement have the meanings given to them in the Credit Agreement unless otherwise specified.

B. On August 4, 2008, uBid.com filed with the Secretary of State of Delaware an amendment to its certificate of incorporation by which uBid.com changed its name to Enable Holdings, Inc. Enable Holdings, Inc. is a Delaware corporation. The name change was recommended by unanimous consent of uBid.com’s board of directors on July 14, 2008 and was approved by uBid.com’s written action of stockholders owning more than a majority of the outstanding shares of uBid.com’s common stock. On August 6, 2008, in connection with the name change, uBid.com’s board of directors approved the amending and restating of uBid.com’s Bylaws to reflect such name change.

C. Borrower acknowledges that an Event of Default exists pursuant to the Credit Agreement as stated in the default letter dated July 25, 2008 and the recitations therein are true and correct in all manners and in every respect.

D. Borrower acknowledges that demand is hereby properly made on the Borrower for all Indebtedness due and owing by them to Lender.

E. Borrower hereby acknowledges and agrees that all actions taken by the Lender prior to this Forbearance Agreement were appropriate and proper.

F. Borrower acknowledges that the outstanding principal Indebtedness due to the Lender as of September 5, 2008 is $6,364,483.94.

G. Borrower requests the forbearance by the Lender as specified herein and the execution of this Forbearance Agreement pursuant to the terms and provisions as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises contained therein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1. The foregoing Recitals are true and correct and all of said Recitals are incorporated herein by reference as though fully set forth and made as terms and provisions of this Forbearance Agreement.

2. Except as explicitly amended by this Forbearance Agreement, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Advance thereunder.

3. The Credit Agreement shall be and hereby is amended as follows:

a. Section 1.1 Definitions shall be amended to read as follows:

“Borrowing Base” means at any time the lesser of:

(a) The Maximum Line Amount; or

(b) Subject to change from time to time in the Lender’s sole discretion, the sum of:

(i) The lesser of (A) the product of the Accounts Advance Rate times Eligible Accounts or (B) $10,000,000.00, plus

(ii) The lesser of (A) the product of the Inventory Advance Rate times Eligible Inventory or (B) 85% of the Net Orderly Liquidation Value of Eligible Inventory or (C) $7,500,000.00; provided, however, in the event that the Obligations are not paid in full by October 6, 2008, then the sub-limit on Eligible Inventory shall immediately be reduced from $7,500,000.00 to $5,000,000.00, plus

(iii) The product of the Government Marketable Securities Advance Rate times Eligible Government Marketable Securities, less

(iv) The Borrowing Base Reserve, less

(v) The Reserve, less

(vi) Indebtedness that the Borrower owes to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion them determines to be a reasonable determination of the Borrower’s credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to Borrower by Lender that is not described in Article II of this Agreement and any other indebtedness owed by Borrower to Wells Fargo Merchant Services, LLC.

“Inventory Advance Rate” means up to fifty percent (50%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time; provided, however, that the Inventory Advance Rate shall be reduced by one-half of one percent (0.5%) each week, beginning Friday, September 19, 2008 and continuing on Friday of each week thereafter.

“Maximum Line Amount” means $10,000,000.

“Reserve” means a reserve in the amount of $250,000.00, which amount shall increase by $25,000.00 per week, beginning Monday, September 29, 2008 and continuing on Monday of each week thereafter.

4. All references in the Loan Documents to uBid.com shall be deleted and replaced by Enable Holdings, Inc.

5. Borrower acknowledges and agrees that, in the event the Obligations are not paid in full by October 6, 2008, Lender shall immediately obtain an updated appraisal of Borrower’s Inventory, by an appraiser and appraisal acceptable to Lender in its sole discretion, with Borrower paying any and all costs for any such appraisal.

6. Borrower agrees to pay to Lender a fully earning, non-refundable forbearance fee of $50,000.00, which fee shall be due and payable upon the execution of this Forbearance Agreement.

7. Borrower agrees to pay to Lender a pre-payment fee in the amount of $125,000.00, which fee shall be due and payable when the Obligations are paid in full.

8. Lender agrees to forbear in taking any action against the Borrower until the earlier of an occurrence of an Event of Default after execution of this Forbearance Agreement or October 6, 2008 (the “Termination Date”).

9. Borrower acknowledges that it is presently in default, and that this Forbearance Agreement shall not cure any default existing as of the date of this Forbearance Agreement, nor shall any default be deemed cured, notwithstanding any action pursuant to this Forbearance Agreement; but rather, defaults existing as of the date of this Forbearance Agreement shall be deemed to continue as existing defaults. Lender shall charge the Default Rate as provided in the Credit Agreement. Lender shall have the right to charge any termination fee as provided for in the Credit Agreement. This Forbearance Agreement is intended not to waive or terminate any existing defaults, but rather to afford a moratorium in favor of the Borrower and Guarantors by the Lender in executing upon such defaults until the terms and conditions of this Forbearance Agreement are fully complied with.

10. Borrower represents and warrants that, in order to induce the Lender to refrain from exercising its rights and remedies against the Borrower, as follows:

a. The Lender has acted in good faith in its dealings with the Borrower;

b. The Lender has made no agreement to extend this Forbearance Agreement beyond the Termination Date and nothing herein shall be deemed to establish a “course of conduct” requiring any extension of this Forbearance Agreement; and

c. Borrower acknowledges and agrees that valid consideration exists for the Borrower to execute this Forbearance Agreement.

11. Default. The following or any one of them shall constitute an Event of Default (“Events of Default”):

a. There shall be a failure or perform any obligation, term or provision of this Forbearance Agreement;

b. The Borrower shall default in the performance of any obligation, term or provision of the Credit Agreement;

c. The Borrower shall default in the performance or observance of any agreement, covenant, condition, provision, warranty, representation or term contained in this Forbearance Agreement or any document or instrument (as modified herein) collateralizing, guaranteeing or collateralizing the guarantee of the same;

d. In the event any representation or warranty made by the Borrower herein or any financial statement delivered to the Lender heretofore or hereunder shall prove to have been false in any material respect at any time when made or given;

e. In the event the Borrower makes a general assignment for the benefit of creditors or an assignment to an agent authorized to liquidate any substantial amounts of property or becomes the subject of an "Order for Relief" within the meaning of the United States Bankruptcy Code or files an answer to a creditor's petition (admitting the material allegations thereof) for liquidation, reorganization; or applies to the Court for the appointment of a receiver for any assets or has a receiver appointed for any material assets (with or without consent) or otherwise becomes the subject of an insolvency proceeding;

f. In the event this Forbearance Agreement or any other document delivered to the Lender shall, at any time after execution and delivery, and for any reason, cease to be in full force and effect or shall be declared null and void or be revoked or terminated or the validity or enforceability thereof or hereof shall be contested by the Borrower, or the Borrower shall deny further liability or obligation thereunder or hereunder, as the case may be; or

g. In the event of the occurrence of any other default as defined in any of the documents (as modified herein) identified in this Forbearance Agreement or an Event of Default occurs in any document or agreement executed by the Borrower in favor of Lender or any other party;

then and in any such event the Lender may, at its option, and in its sole discretion and without notice, declare the Indebtedness of the Borrower to be, and such Indebtedness shall thereupon become, immediately due and payable, together with accrued interest thereon and the Lender shall be entitled to all of its rights and remedies set forth in this Forbearance Agreement and in any other document delivered to the Lender by the Borrower or by law. Presentment, demand, protest and notice of acceleration, non-payment and dishonor are hereby expressly waived.

12. Release. In order to induce the Lender to refrain from exercising its rights and remedies against the Borrower, the Borrower agrees as follows:

a. The Borrower, acting on behalf of its, his, her or their respective successors, assigns, heirs, and personal representatives, hereby give a full release from all claims, sums of money, accounts, actions, suits, proceedings, and demands whatsoever, which either of them or any of them at any time had or has up to the date of the execution of this Agreement, against the Lender, its officers, directors, related corporations, branches, attorneys, employees, agents, and successors for or by reason of or in respect to any act, cause, matter or thing; and

b. It is the express intention of the Borrower to provide the fullest possible release of all claims to the Lender. By its signatures below, the Borrower represents that it has read this release, had adequate opportunity to discuss it with its attorney of its choice and fully understands its terms.

13. Miscellaneous.

a. The Borrower shall be responsible for the payment of all reasonable attorneys' fees and disbursements incurred by the Lender in connection with the preparation, execution, delivery, administration, and enforcement of this Forbearance Agreement and all other agreements in connection with or relating to any loan documents and agreements.

b. Nothing herein shall in any way negate, modify, waive, alter, impair or release any document or provision contained therein executed by the Borrower except to the extent the same are inconsistent with the provisions of this Forbearance Agreement.

c. Representations, warranties and any and all agreements made herein shall survive the execution of this Forbearance Agreement. All provisions in any and all documents executed by Borrower, unless specifically modified in this Forbearance Agreement, shall survive the execution of this Forbearance Agreement.

d. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin except to the extent superseded by federal law.

e. The Borrower acknowledges that all documents referenced in this Forbearance Agreement and executed in connection with this Forbearance Agreement are for a business purpose.

f. At all times now or hereafter, Borrower shall retain sole and exclusive control over its business activities as well as its officers, employees and agents in all matters. Borrower acknowledges that Lender has not controlled or is not in control of Borrower in any manner. To the extent Borrower’s officers, employees and agents assist Lender in maintaining or disposing of the collateral, such actions will be deemed under Borrower’s sole and exclusive control, and rendered as a necessary incident to Borrower meeting its obligations to Lender under the loan agreements and applicable law. Furthermore, Borrower shall remain solely responsible for all obligations pertaining to its officers, employees and agents (including, but not limited to, any payroll tax withholdings and taxes, worker's compensation payment obligations and unemployment compensation payment obligations) however arising. Borrower represents to Lender that Borrower has paid all required payroll and withholding taxes through the date of this Forbearance Agreement. Borrower shall inform its officers, employees and agents that Lender is not to be considered an employer under any circumstances.

g. Borrower acknowledges that it has no defenses, offsets or counterclaims. In the event Borrower files a petition under the Bankruptcy Code or an involuntary petition is filed against Borrower, Borrower admits and agrees that Lender shall have the right (and Borrower shall interpose no objection thereto and hereby waives its rights with respect thereto) to request and receive from the Bankruptcy Court or any other court of competent jurisdiction, immediate relief from the automatic stay imposed under §362 of the Bankruptcy Code or any stay or other restriction on Lender’s rights hereunder, under any of the Court’s equitable powers, except Borrower shall be afforded as an alternative to the foregoing, the right to provide adequate protection to Lender, providing that said adequate protection must be agreed and consented to by Lender, which agreement and consent shall not be unreasonably withheld a termination of the exclusive period under §1121 of the Bankruptcy Code and a dismissal of the Bankruptcy case or proceeding. Borrower has consulted with counsel and relied upon counsel’s advice in connection with the negotiation and execution of this Forbearance Agreement. Borrower further acknowledges and agrees that the representations, acknowledgements, agreements and warranties in this Forbearance Agreement have been made by Lender as a material inducement to Lender to enter into this Forbearance Agreement, that Lender is relying on such representations and warranties, has changed and will continue to change its position in reliance thereon and that Lender would not have entered into this Forbearance Agreement without such representations, acknowledgements, agreements and warranties.

h. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED MILWAUKEE COUNTY, STATE OF WISCONSIN, AS DESIGNATED BY LENDER AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, ANY DOCUMENT REFERENCED IN THIS AGREEMENT, ANY PROPERTY AND/OR COLLATERAL REFERENCED IN THIS AGREEMENT OR ANY TRANSACTION ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING.

i. BORROWER HEREBY JOINTLY AND SEVERALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS FORBEARANCE AGREEMENT, ANY DOCUMENT REFERENCED IN THIS FORBEARANCE AGREEMENT, ANY PROPERTY AND/OR COLLATERAL REFERENCED IN THIS FORBEARANCE AGREEMENT OR ANY TRANSACTION ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. BORROWER HEREBY REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

j. This Forbearance Agreement may be executed in counterpart and by facsimile. Facsimile signatures shall have the same effect as originals signatures.

IN WITNESS WHEREOF, the undersigned have executed this Forbearance Agreement as of the day and year first above written.

ENABLE HOLDINGS, INC.

By: /s/ Miguel A. Martinez, Jr.

Its: Chief Financial Officer

UBID, INC.

By: /s/ Miguel A. Martinez, Jr.

Its: Chief Financial Officer

DIBU TRADING CORP.

By: /s/ Miguel A. Martinez, Jr.

Its: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION acting through its WELLS FARGO BUSINESS CREDIT OPERATING DIVISION

By: /s/ Kathryn D. Williams

Its: